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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT




         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): April 1, 2002


                           CURTISS-WRIGHT CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

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
        Delaware                                1-134                                13-0612970
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
   State or Other                           Commission File                        IRS Employer
   Jurisdiction of                          Number                                 Identification No.
   Incorporation or
   Organization
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                  1200 Wall Street West, Suite 501
                  Lyndhurst, New Jersey                         07071
                  ---------------------                         -----
                  Address of Principal Executive Offices        Zip Code

Registrant's telephone number, including area code: (201)896-8400
                                                    -------------

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Item 2.  Acquisition or Disposition of Assets

(a) On April 1, 2002, Curtiss-Wright Corporation (the "Company") acquired from Spirent Plc., a British based company ("Spirent"), the stock of Penny and Giles Controls Ltd., Penny and Giles Controls, Inc., and Penny and Giles Aerospace Ltd., and substantially all of the assets of the Autronics Corporation and the aerospace assets of Penny & Giles International Plc., a British based company, for a purchase price of $60 million in cash and the assumption of certain liabilities. The purchase price is subject to certain adjustments as provided for in the Share and Asset Purchase Agreement (the "Agreement"). The Company funded at least half of the purchase price from the credit available under the Corporation's Revolving Credit facility. The purchase price was determined as a result of arm's length negotiations between senior management of the Company and Spirent. The acquired businesses generated combined sales of $62 million in 2001.

Pursuant to the terms and conditions of the Agreement, the Company purchased certain real estate, leasehold interests, inventory, fixed assets, patents, trade names and trademarks, and intangibles of the manufacturing and distribution operations of the Spirent business units (the "Purchased Assets").

Spirent is not affiliated with the Company or with any of the Company's subsidiaries. The acquired business units, located in the United Kingdom, Germany and the United States, will operate as a division of Company's motion control segment within Curtiss-Wright Flight Systems, Inc., a wholly-owned subsidiary of the Company. All the acquired business units will operate in their existing locations and with the current management team and employee workforce.

The description of the acquisition transaction set forth herein is qualified in its entirety by reference to the Share and Asset Purchase Agreement, which is incorporated as Exhibit 2.1.

(b) Certain of the Purchased Assets constitute plant, equipment and other physical property, particularly furniture, fixtures and leasehold improvements used in the businesses as described elsewhere herein, and the Company intends to continue such use.


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Item 7.  Financial Statements, Pro Forma Information and Exhibits


(a)      Financial Statements of Business Acquired.  Not Applicable.

(b)      Pro Forma Financial Information.   Not Applicable.

(c)      Exhibits                           Description

          2.1 Share and Asset Purchase Agreement dated February 19, 2002 between Spirent Plc. and Curtiss-Wright Corporation.

          99.1 Press release of Curtiss Wright Corporation dated April 1, 2002.



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Except for historical information, this Current Report on Form 8-K may be deemed to contain "forward looking" information. Examples of forward looking information include, but are not limited to, (a) projections of or statements regarding return on investment, future earnings, interest income, other income, earnings or loss per share, investment mix and quality, growth prospects, capital structure and other financial terms, (b) statements of plans and objectives of management, (c) statements of future economic performance, and (d) statements of assumptions, such as economic conditions underlying other statements. Such forward looking information can be identified by the use of forward looking terminology such as "believes," "expects," "may," "will," "should," "anticipates," or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. No assurance can be given that the future results described by the forward looking information will be achieved. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward looking information. Such statements in this Report include, without limitation, those contained in Item 2, Acquisition or Disposition of Assets and Item 7, Financial Statements, Pro Forma Information and Exhibits. Important factors that could cause the actual results to differ materially from those in these forward-looking statements include, among other items, (i) a reduction in anticipated orders; (ii) an economic downturn; (iii) changes in the competitive marketplace and/or customer requirements; (iv) changes in the need for additional machinery and equipment and/or in the cost for the expansion of the Corporation's operations; (v) changes in the competitive marketplace and/or customer requirements; (vi) an inability to perform customer contracts at anticipated cost levels; (vii) political conditions in the United States and other countries; (viii) labor relation issues; and (ix) other factors that generally affect the business of aerospace, marine, and industrial companies.



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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            CURTISS WRIGHT CORPORATION



                                            By: /s/ Glenn E. Tynan
                                               --------------------------------
                                               Glenn E. Tynan
                                               Corporate Controller


Date:  April 8, 2002


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                             STATEMENT OF DIFFERENCES

The British pound sterling sign shall be expressed as........................'L'
The section symbol shall be expressed as....................................'SS'